Exhibit 8(p)(2)

Amendment No. 8 to Participation Agreement (BlackRock)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

BETWEEN BLACKROCK VARIABLE SERIES FUNDS, INC., AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, effective the 1st day of May, 2013, by and among BlackRock Variable Series Funds, Inc. (the “Fund”), and Transamerica Advisors Life Insurance Company of New York (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company (the “Agreement”).

WHEREAS, the parties executed an amendment dated March 1, 2012, to add Confidential Information complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 7 to the Participation Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Section 1.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.9 The Fund agrees that its Shares will be sold, either directly or indirectly to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly or indirectly to the general public. The Company agrees that Fund Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be revised or supplemented from time to time.

2.	The parties agree to combine Schedule A and Schedule B into a single schedule hereby referenced as Schedule A, as supplemented from time to time by a party, with notice to all other parties. Schedule A and Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A. All references to Schedule B in the Agreement are hereafter a reference to Schedule A.

3.	A new paragraph, numbered consecutively, is added to ARTICLE 3 Representations and Warranties, as follows:

3.8. Fund and Fund Manager each agree to promptly update the relevant fund prospectus when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Except as otherwise disclosed in the relevant prospectus, the Fund represents and warrants that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. Fund and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	10-18-13

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President
Date:	10/10/13

Schedule A

Revised May 1, 2013

SEPARATE ACCOUNTS:

ML of New York Variable Annuity Separate Account A

ML of New York Variable Annuity Separate Account B

ML of New York Variable Annuity Separate Account C

ML of New York Variable Annuity Separate Account

ML of New York Variable Life Separate Account

ML of New York Variable Life Separate Account II

CONTRACTS:

Merrill Lynch Prime Plan I, II, III, IV, V, VI, & 7

Prime Plan Investor

Merrill Lynch Directed Life, Merrill Lynch Directed Life 2

Merrill Lynch Investor Life, Merrill Lynch Investor Life Plus

Merrill Lynch Legacy Power

Merrill Lynch Portfolio Plus

Merrill Lynch Retirement Plus®

Merrill Lynch Retirement Power®

Merrill Lynch Retirement Optimizer®

Merrill Lynch Investor Choice Annuity®

Merrill Lynch Consults Annuity®

FUNDS:

BlackRock Basic Value V.I. Fund – Class I Shares

BlackRock Capital Appreciation V.I. Fund – Class I Shares

BlackRock Equity Dividend V.I. Fund – Class I Shares

BlackRock Global Allocation V.I. Fund – Class I Shares

BlackRock Global Opportunities V.I. Fund – Class I Shares and Class III Shares

BlackRock High Yield V.I. Fund – Class I Shares

BlackRock International V.I. Fund – Class I Shares

BlackRock Large Cap Core V.I. Fund – Class I Shares

BlackRock Large Cap Growth V.I. Fund – Class I Shares

BlackRock Large Cap Value V.I. Fund – Class I Shares

BlackRock Managed Volatility V.I. Fund – Class I Shares

BlackRock Money Market V.I. Fund – Class I Shares

BlackRock S&P 500 Index V.I. Fund – Class I Shares

BlackRock Total Return V.I. Fund – Class I Shares

BlackRock U.S. Government Bond V.I. Fund – Class I Shares

BlackRock Value Opportunities V.I. Fund – Class I Shares

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